WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT This Waiver and First Amendment to Amended and Restated Loan and Security Agreement (this "Amendment") is entered into this 141h day of May, 2018 by and among (a) SILICON VALLEY BANK, a California corporation ("Bank"), and (b) (i) CANCER GENETICS, INC., a Delaware corporation ("Parent") and (ii) GENTRIS, LLC, a Delaware limited liability company ("Delaware Subsidiary" and together with Parent, individually and collectively, jointly and severally, the "Borrower"). RECITALS A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 22, 2017 (as the same may from time to time be amended, modified, supplemented or restated, the "Loan Agreement"). B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement. C. Borrower has requested that Bank waive the Stated Defaults (as defined herein) under the Loan Agreement and amend the Loan Agreement to (i) reflect the modification fee and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein. D. Bank has agreed to waive the Stated Defaults (as defined herein) under the Loan Agreement and to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below. AGREEMENT Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows: 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement. 2. Amendments to Loan Agreement. 2.1 Section 6.15 (Equity Events). The Loan Agreement 1s amended by inserting the following new provision to appear as Section 6.15 thereof: "6.15 Equity Events. (a) On or before May 31, 2018, provide Bank with evidence in a form and substance acceptable to Bank in all respects that the First Equity Event has occurred. Bank hereby acknowledges that the First Equity Event has occurred; namely, Bank hereby confirms that, on April 27, 2018, Borrower received unrestricted and unencumbered net cash proceeds equal to One Million Six Hundred Thousand Dollars ($1,600,000.00) from proceeds from the sale of CGI India. (b) On or before June 30, 2018, provide Bank with evidence in a form and substance acceptable to Bank in all respects that the Second Equity Event has occurred." 2.2 Section 6.16 (Modification Fee). The Loan Agreement is amended by inserting the following new provision to appear as Section 6.16 thereof: "6.16 Modification Fee. Pay to Bank a fully-earned, non-refundable modification fee of Fifty Thousand Dollars ($50,000.00) (the "Modification Fee") earned as of the First Amendment Date and due and payable as follows: (a) Twenty-Five Thousand Dollars ($25,000.00) shall be paid on the First Amendment Date (the "Initial Modification Fee"), and (b) Twenty-Five Thousand Dollars ($25,000.00) shall be paid on the earliest to occur of (i) the Second Equity Event, (ii) the termination of this Agreement, (iii) the Revolving Line Maturity Date, or (iv) the occurrence of an Event of Default." 2.3 Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is amended in its entirety and replaced with the following: " "First Equity Event" means confirmation by Bank that Borrower has received, on or after April 27, 2018, but on or prior to May 31, 2018, unrestricted and unencumbered net cash proceeds in an amount of at least One Million Five Hundred Thousand Dollars ($1,500,000.00) from (a) the issuance and sale by Borrower of its equity securities or Subordinated Debt to investors acceptable to Bank or (b) proceeds from the sale of CGI India." " "Second Equity Event" means confirmation by Bank that Borrower has received, after the occurrence of the First Equity Event, but on or prior to June 30, 2018, unrestricted and unencumbered net cash proceeds in an amount of at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) from the issuance and sale by Borrower of its equity securities or Subordinated Debt to investors acceptable to Bank." " "Obligations" are Borrower's obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Anniversary Fee, the Unused Revolving Line Facility Fee, the Modification Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower's duties under the Loan Documents." 2.4 Section 13 (Definitions). The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof: 2

" "First Amendment Date" is May 14, 2018." "Initial Modification Fee" is defined in Section 6.16." " "Modification Fee" is defined in Section 6.16." 3. Limitation of Amendments. 3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document. 3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect. 4. Waiver. Bank hereby waives (a) Borrower's existing defaults under the Loan Agreement by virtue of Borrower's failure to comply with the Adjusted EBITDA covenant set forth in Section 6.9(a) thereof as of the months ended December 31, 2017, January 31, 2018, February 28, 2018, and March 31, 2018 (collectively, the "Existing Defaults") and (b) Borrower's anticipated default under the Loan Agreement by virtue of Borrower's failure to comply with the Adjusted EBITDA covenant set forth in Section 6.9(a) thereof as of the month ended April 30, 2018 (the "Anticipated Default"; the Anticipated Default and the Existing Defaults are collectively, the "Stated Defaults"). Bank's waiver of Borrower's compliance of the Stated Defaults shall apply only to the foregoing specific periods. Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section 4 or anywhere in this Amendment shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Loan Documents, applicable law or otherwise. 5. Consent. Pursuant to Section 7 .1 and Section 7 .3 of the Loan Agreement, Bank hereby consents to the sale of CGI India (the "Sale"), and pursuant to Section 6.4 of the Loan Agreement, waives the requirement that all proceeds arising from the Sale be applied to the Obligations. The consent and waiver provided for herein are each a one-time consent and waiver relating only to the Sale, and shall not be deemed to constitute an agreement by the Bank to any future consent or waiver of the terms and conditions of the Loan Agreement. 6. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows: 6.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (e xcept to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing; 3

6.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment; 6.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect; 6.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized; 6.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower; 6.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and 6.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights. 7. No Defenses of Borrower. In consideration of the foregoing, Borrower hereby acknowledges and agrees that it has no offsets, defenses, causes of action, suits, damages, claims, or counterclaims against Bank, SVB Financial Group, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns (collectively, the "Bank Released Parties") with respect to the Obligations, the Loan Documents, the Collateral, any Bank Services Agreement, any contracts, promises, commitments, or other agreements to provide, to arrange for, or to obtain loans or other financial accommodations to or for Borrower, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, causes of action, suits, damages, claims, or counterclaims against one or more of the Bank Released Parties, at law or in equity, whether known or unknown, from the beginning of the world through this date and through the time of execution of this Amendment (collectively, the "Released Claims") all of them are hereby expressly WAIVED and Borrower hereby RELEASES the Bank Released Parties from any liability therefor. Borrower hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, arbitration or proceeding of any kind, in any court or before any tribunal or arbiter or 4 arbitration panel, against any Bank Released Party as to any of the Released Claims. 8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents. 9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. 10. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower's payment to Bank of (i) the Initial Modification Fee and (ii) Bank's legal fees and expenses incurred in connection with this Amendment. [Signature page follows.] 5

IN \VrrNESS WHEREOF, the patties hereto have caused this Amendment to be duly executed and delivered as of the date first written above. BANK BORROWER SILICON VALLEY BANK CANCER GENETICS, INC. By:~~--- -· By: ·-- -- -- - --------- ------ Name: __ ;t,/4 fb._11',""- .. M CA.'-"X-------- -  Name: Title: _V;u:,__.fn.,:,J ..... __ -1- - ----------- Title: GENTRIS, LLC By: --------·--------- - - - - - Name: ---- ~-.--- - - Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	**BORROWER**
SILICON VALLEY BANK	CANCER GENETICS, INC.
By: ______________	By: John A Roberts
Name: ______________	Name: JOHN A ROBERTS
Title: ______________	Title: ~~CEO~~ EVP, Finance + Secretary
	GENTRIS, LLC
	By: John A Roberts
	Name: JOHN A ROBERTS
	Title: ~~CEO~~ Treasurer + Secretary